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                                                                       EXHIBIT 1


                             JOINT FILING AGREEMENT

                  In accordance with Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Class A Common Stock of Anacomp, Inc., and further agree that this Agreement shall be included as an Exhibit to such joint filings.

                  The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

                            [Signature Page Follows]
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                  In evidence thereof the undersigned, being duly authorized, hereby execute this Joint Filing Agreement this 19th day of March, 2002.


                                     Special Value Investment Management,
                                     LLC, a Delaware limited liability
                                     company

                                     By:   Tennenbaum & Co., LLC
                                     Its:  Managing Member

                                           By: /s/ Michael E. Tennenbaum
                                               ---------------------------------
                                           Name:   Michael E. Tennenbaum
                                           Its:    Managing Member

                                     Tennenbaum & Co., LLC, a Delaware
                                     limited liability company

                                           By: /s/ Michael E. Tennenbaum
                                               ---------------------------------
                                           Name:   Michael E. Tennenbaum
                                           Its:    Managing Member

                                     Michael E. Tennenbaum

                                      /s/  Michael E. Tennenbaum
                                     -------------------------------------------
                                     Name: Michael E. Tennenbaum

                                     SVIM/MSMII, LLC, a Delaware limited
                                     liability company

                                           By:   Tennenbaum & Co., LLC
                                           Its:  Managing Member


                                                   By: /s/ Michael E. Tennenbaum
                                                       -------------------------
                                                   Name:   Michael E. Tennenbaum
                                                   Its:    Managing Member